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                                                                    EXHIBIT 99.1


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Inference Corporation, a Delaware corporation (the "Company"), consists of 17,000,000 shares of Common Stock, $0.01 par value, and 2,000,000 shares of Preferred Stock, $0.01 par value. The following description of capital stock gives effect to the reincorporation of the Company into Delaware.

COMMON STOCK

         The Common Stock consists of two classes, Class A Common Stock and Class B Common Stock. There are 15,000,000 shares of Class A Common Stock authorized and 2,000,000 shares of Class B Common Stock authorized.

         Class A Common Stock. The holders of the Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. The holders of shares of Class A Common Stock do not have any preemptive rights or rights to subscribe for additional securities of the Company. Dividends are payable on the Class A Common Stock, when, as and if declared by the Board of Directors out of funds legally available therefor.
Each share of Common Stock, irrespective of class, will be treated equally in respect of rights upon liquidation of the Company and rights to dividends, except that, in the case of dividends in the form of Common Stock, shares of any class of Common Stock will be payable only to the holders of that class. Upon liquidation or dissolution of the Company, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably in all assets available for distribution to stockholders after payment of all prior claims.

         Class B Common Stock. The rights of the holders of the Class B Common Stock are identical to those of the Class A Common Stock except with respect to voting and conversion rights. The holders of Class B Common Stock have no right to vote on matters submitted to a vote of stockholders, except (i) as to an amendment of a provision of the Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Class B Common Stock and (ii) as otherwise required by law.

         Holders may convert shares of Class B Common Stock into Class A Common Stock, except that no Regulated Holder (as defined below) of shares of Class B Common Stock may convert any such shares to the extent that, as a result, the Regulated Holder and its affiliates, directly or indirectly, would own, control or have the power to vote more than 5% of the outstanding shares of the Common Stock. A Regulated Holder of Class A Common Stock also may convert its Class A Common Stock into Class B Common Stock. Each conversion will be on a one-for-one basis. The term "Regulated Holder" means (a) any stockholder that is a Federal licensee under the Small Business Investment Act of

                                Exhibit 99.1-1
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1958 or that is subject to the provisions of Regulation Y of the Board of
Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("REGULATION Y"), and that holds shares of Common Stock issued on or prior to December 1, 1996 ("SUBJECT DATE") or upon exercise of warrants or options that were outstanding on or prior to the Subject Date, (b) any affiliate of any such Regulated Holder specified in clause (a) above that is a transferee of any shares of Common Stock of the Company, and (c) any person which is, or any affiliate of which is, subject to Regulation Y and is a transferee of any shares of Common Stock from any Regulated Holder specified in clauses (a) or (b) above.

         The Company may not redeem, purchase or otherwise acquire any shares of Class A Common Stock or take any other action affecting the voting rights of such shares if such action would increase the percentage of voting securities owned or controlled by any Regulated Holder of Class B Common Stock without first providing notice of such action to each Regulated Holder of Class B Common Stock. The Company is prohibited from being a party to any merger or similar transaction pursuant to which holders of Class B Common Stock would be required to take any voting securities or securities convertible into voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder.

PREFERRED STOCK

         The Company's Certificate of Incorporation authorized 2,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, including without limitation dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Class A Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any of the Preferred Stock.

CERTAIN CHARTER PROVISIONS

         Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of deterring or preventing hostile takeovers, including those that might result in a premium over the then-current trading price, or delaying or preventing changes in control or management of the Company.


                                Exhibit 99.1-2
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         Classified Board of Directors.  The Company's Certificate of
Incorporation provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors and the initial class designation of a particular director shall initially be determined by the Board of Directors. All of the directors shall have three-year terms, provided that the term of office of the directors of Class I shall expire at the 1997 annual meeting and the term of office of the directors of Class II shall expire at the 1998 annual meeting.

         Limitation on Actions By Written Consent. The Company's Certificate of Incorporation requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing.

         Amendments to Certificate of Incorporation. The Certificate of Incorporation of the Company may not be amended, modified or rescinded by the stockholders with respect to the matters described above without the vote of the holders of at least 80% of the Company's outstanding voting stock.

         Advance Notice of Actions. The Bylaws establish procedures, including advance notice procedures, in order for business to be properly brought before a meeting by a stockholder or for a person to be nominated as a director by a stockholder.

CERTAIN PROVISIONS OF DELAWARE LAW

         As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both of officers and directors of the corporation and shares held by certain employee stock ownership plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

                                Exhibit 99.1-3